Organizational Guidelines and Regulations
Credit Suisse AG

Valid as of March 28, 2024
This OGR was approved by the Board of Directors of Credit Suisse AG on March 28, 2024 and by FINMA on March 26, 2024.

Abbreviations and definitions
Preamble
I. Introduction
1. Scope and content
2. Approval procedures for urgent business matters
II. Board of Directors
3. Organization
4. Chairman
5. Responsibilities and authorities
6. Monitoring, access to information, reports
7. Committees
III. Management organization
8. General provisions
9. Chief Executive Officer
10. Executive Board
11. ExB committees
12. ExB Risk Management Committee
13. Valuation Risk Management Committee
14. Other Committees
IV. Corporate Functions
15. General provisions
16. Chief Financial Officer
17. General Counsel
18. Chief Risk Officer
19. Chief Compliance Officer
20. Chief Technology Officer
21. Global Head of People
V. Divisions
22. General provisions
23. Divisional Chief Executive Officers
24. Divisional Management Forum
25. Divisional Risk Management Forum
VI. Regional management
26. General provisions
27. Regional Chief Executive Officers
VII. Governance of CS Entities
28. General provisions
29. Major Subsidiaries governance
30. Branch governance of CS Entities
VIII. Internal Audit
31. Internal Audit
IX. Special provisions
32. Conflicts of interest
33. Signing authorities and titles
34. Meetings and minutes
35. Financial year
36. Share register
Annex A – Approval authorities
I. Authority for credit transactions and credit limits
1. General provisions
2. Approval authorities
II. Authority for country risk appetites
3. Approval authorities
III. Trading activities
4. Trading activities
IV. Illiquid investments
5. General provisions
6. Approval authorities
V. Formations, liquidations, mergers, acquisitions, divestitures, long-term participations and other actions and transactions, legal cases
7. General provisions
8. Formation and liquidation of CS Entities
9. Merger, consolidation or similar transaction; acquisition or divestiture of a CS Entity,interest in a CS Entity or assets constituting a business
10. Acquisition or divestiture of a long-term participation
11. Establishment or closure of branches and representative offices
11a. Legal cases
12. Approval authorities
VI. Reputational risks
13. Reputational risk management
VII. Financing matters and capital expenditures
14. Financing of CS Entities
15. Capital expenditures
Annex B – Corporate bodies
Annex C – Charter of the Committees of the Board of Directors
3 / 4 / 5

Abbreviations and definitions
AC Audit Committee
AGM Annual General Meeting
AM Division Asset Management
ANL Analyst
AoA Articles of Association
APAC Region Asia Pacific
ASO Associate
AVP Assistant Vice President
BoD Board of Directors
CCO Chief Compliance Officer
CEO Chief Executive Officer
CFO Chief Financial Officer
Chairman Chairman of the BoD of Credit Suisse AG
Committee Chair of a BoD Committee (GNCC, AC and RC)
Chair
Corporate The areas of responsibility allocated to the CFO, GC, CRO,
Functions CCO, CTO and Global Head of People
CRO Chief Risk Officer
CS Credit Suisse AG
CS AG Parent Credit Suisse AG incl. its branches and representative offices, but not its directly and indirectly held subsidiaries
CS Entities Credit Suisse AG including (i) directly and indirectly held subsidiaries, (ii) Credit Suisse AG branches and representative offices as well as (iii) all sister companies of Credit Suisse AG including their branches1
CTO Chief Technology Officer
DIR Director
Divisional Divisional Chief Compliance Officers
CCOs
Divisions/al Wealth Management; Investment Bank; Swiss Bank;
Asset Management; and Non-Core and Legacy
EMEA Region Europe, Middle East, and Africa
ExB Executive Board
ExB RMC ExB Risk Management Committee
FINMA Swiss Financial Market Supervisory Authority FINMA
GC General Counsel
GNCC Governance and Nominations Committee
Group UBS Group AG as the Group parent company and all its direct or indirect subsidiaries including branches and representative offices
IA Internal Audit
IB Division Investment Bank
ICS Internal Control System
IT Information Technology
Major Credit Suisse (Schweiz) AG; Credit Suisse International;
1 For the purposes of this Organizational Guidelines and Regulations, the following entities are classified as sister companies: Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Insurance Linked Strategies Ltd., Credit Suisse Trust AG, Credit Suisse Trust Holdings Limited, CS LP Holding AG, Inreska Limited as well as Savoy Hotel Baur en Ville AG. Sister companies are those 100% subsidiaries or majority interest of UBS Group AG, which were formerly 100% subsidiaries or majority interest of Credit Suisse Group AG.

Subsidiary(ies) Credit Suisse Holdings (USA), Inc.
MDA Managing Director Senior Advisor
MDR Managing Director
MF Management Forum
NCL Division Non-Core and Legacy
OGR Organizational Guidelines and Regulations
RC Risk Committee
Regional CEO Chief Executive Officer of a Region
Regions/al Switzerland; EMEA; APAC; Americas
RMF Risk Management Forum
RWA Risk Weighted Assets
SB Division Swiss Bank
VARMC Valuation Risk Management Committee
VP Vice President
WM Division Wealth Management
Notes:
■ The titles and functions used in this document apply to all genders.
■ The German version of these Regulations shall prevail in an event of any conflict of interpretation.

Preamble
Corporate governance
Together with the Articles of Association, the Group Code of Conduct and Ethics, the UBS Group AG Organization Regulations, the BoD and Committee Charters and the Group Compensation Framework, this OGR defines the corporate governance guidelines of the CS Entities. These form the basis for effective and efficient corporate governance of the CS Entities within the Group.
Governance principles
The governance of the CS Entities is based on the principles of an integrated oversight and management structure with global scope. In particular, as part of an organization active in the financial services industry, Swiss regulatory principles of consolidated supervision apply to the Group governance and organization. Corporate bodies and officers are, subject to applicable local laws, regulations and best practice standards, bound to ensure transparency and collaboration throughout the Group, in particular through the appropriate flow of information and cooperation within and across all businesses and organizational structures. In addition, it is an important principle that conflicting interests shall, to the extent possible, be avoided, disclosed and aligned.
Group steering
UBS Group AG, as the listed parent company of the Group, controls directly or indirectly all subsidiaries, including CS, and leads the Group by setting a harmonized strategic direction. UBS Group AG further sets principles and organizational structures to enable efficient and coordinated management of the Group and control of its subsidiaries. Notwithstanding this, the legal independence of CS, including formal decision-making by the corporate bodies as required under applicable constitutional documents, and the provisions of applicable local laws, rules and regulations relating to CS, must be observed to the extent legally required.
CS as a subsidiary of UBS Group AG
CS is a 100% subsidiary of UBS Group AG. As such it may fulfill strategic, financial and management functions not only for itself, but also with respect to the Group. In view of this function, the Corporate Bodies of CS may have to resolve on matters that pertain both to CS and the Group. To this end, CS:
(i) develops and implements its business strategies and business plans, as well as appropriate risk management and internal control frameworks, in accordance with strategies, targets and policies defined by the Group;
(ii) issues the necessary regulations, policies and instructions, ensures logistical support, maintains commensurate control functions and allocates the authority necessary for an orderly and efficient conduct of the business of the CS Entities;
(iii) works closely with the Divisions and Corporate Functions of the CS Entities and the functions of the Group in order to identify and benefit from synergies and to realize earnings potential and cost savings; and
(iv) acts in accordance with the Group’s strategies, objectives and policies.

Business
The CS Entities are engaged in the banking business, which is primarily performed through CS and its Major Subsidiaries. CS is domiciled in Zurich, Switzerland. The statutory purpose is the operation of a bank, and its scope of operations extends to all types of banking, financial, advisory, service, and trading activities in Switzerland and abroad. The CS Entities are provided with infrastructure and other services through the service company Credit Suisse Services AG, Switzerland.
CS Entities structure
The CS Entities are structured into the Divisions (Wealth Management; Investment Bank; Swiss Bank; and Asset Management), four geographic Regions (Switzerland; EMEA; APAC; and Americas) and Corporate Functions. In addition, there is a Division Non-Core and Legacy for the purposes of releasing capital from non-core businesses. The Regions reinforce the CS Entities’ integrated model of global businesses and support the Divisions and Corporate Functions across the various businesses, in particular in terms of market, client and talent development. In addition, the Regions oversee the legal entities and, in close cooperation with the Group, maintain the relationship with the regulators of the CS Entities. The Corporate Functions provide products, infrastructure and services to the Divisions and Regions, as well as perform control activities independent from the Divisions and Regions. The Divisions and Regions coordinate their activities in collaboration with the Corporate Functions where appropriate.
Division Wealth Management
WM provides private banking and wealth management capabilities to clients globally (except United States of America).
Division Investment Bank
IB offers a broad range of financial products and services focused on client-driven businesses and also supports WM of CS Entities and their clients.
Financial products and services include global securities sales, trading and execution, capital raising and advisory services for clients such as financial institutions, corporations, governments, sovereigns, ultra-high-net-worth and institutional investors, including pension funds and hedge funds, financial sponsors and private individuals around the world.
Division Swiss Bank
SB provides personal & business banking, private banking, corporate banking as well as institutional and investment banking capabilities to clients in Switzerland.

Division Asset Management
AM provides investment solutions and services globally to a broad range of clients, including pension funds, governments, foundations and endowments, corporations and individuals.
Division Non-Core and Legacy
NCL is overseen by the CEO and comprises non-core and legacy positions as well as the CS Entities’ residual Securitized Products business. NCL’s purpose is to release capital through the wind-down of non-strategic, low return and higher-risk business.

I. Introduction
1. Scope and content
1.1 The OGR establishes the duties and responsibilities of the BoD and its committees, the Chairman, the CEO, the ExB, and the ExB committees, as well as certain executive functions of CS. It further establishes the duties and responsibilities of the Corporate Functions, the Divisional CEOs, the Divisional MFs, the Divisional RMFs, the Regional CEOs and Internal Audit of the CS Entities.
1.2 To the extent permitted by local law and regulatory guidelines, the organizational regulations of the direct and indirect subsidiaries as well as sister companies of CS shall reflect the same principles and rules as stated in this OGR.
1.3 CS controls directly or indirectly all of its subsidiaries and sets standards to allow for an efficient and harmonized steering of the CS Entities within its remit. Notwithstanding this, the legal independence of all subsidiaries and the provisions of applicable local laws, rules and regulations relating to them must be observed to the extent legally required. Each subsidiary may establish additional separate regulations to regulate business specific to such entity.
1.4 Governance bodies and officers are, subject to applicable local laws, rules and regulations, bound to ensure transparency and collaboration within the Group. Governance bodies and officers may have multiple responsibilities and reporting lines within the Group.
1.5 The responsibilities and authorities set out in these regulations including the Annexes may only be delegated if expressly permitted herein or with the explicit approval or ratification by the BoD for a specific transaction or activity.
1.6 Notwithstanding any delegation of authority or approval process provided for in these regulations, no person shall participate in the approval, execution or implementation of any transaction (including the opening, closing or managing of a client’s account) or otherwise have any responsibility for or role in the execution or implementation of any such transaction, if such participation, responsibility or role would cause such person or any entity within the Group to violate any law or regulation to which such person or entity is subject.
1.7 CS may delegate full management responsibility over its directly held subsidiaries. The ExB shall decide to which extent they shall be integrated in CS’s management processes.

2. Approval procedures for urgent business matters
2.1 Should immediate action be required to ensure the conclusion of an urgent business matter, which lies in the authority of the BoD, provided that the BoD is not in a position to act in time (e.g. lack of a quorum) and there is no clear indication that the BoD would not approve the respective proposal, the matter may as an exception be approved by the Chairman. To the extent possible, available BoD members shall be consulted.
2.2 Should immediate action be required to ensure the conclusion of an urgent business matter which lies in the authority of a particular body or executive function, provided that the authorized body or executive function is not in a position to act in time and there is no clear indication that the business matter contains excessive risks or the authorized body or executive function would not approve the respective business matter, and there are no other instructions from the CEO or the responsible ExB member, the respective business matter may as an exception be approved by the body or executive function one level below the authorized body or executive function. In any event, the CEO or the responsible ExB member, to the extent possible, must be consulted.
2.3 If the procedure outlined in section 2.1 and 2.2 is applied, the BoD or the authorized body or executive function (as applicable) must be advised of such transaction or business matter at the earliest opportunity.

II. Board of Directors
3. Organization
3.1 The BoD shall consist of at least six members. In this regard, the BoD considers the principle that the BoD should be of an appropriate size to ensure a qualified composition of the BoD Committees on the one hand and an efficient decision-making process on the other.
The BoD shall generally consist of at least one third of independent directors as determined by the BoD taking into account the factors set forth below, the charters of the committees of the BoD and any applicable laws and regulations, in particular the FINMA Circular 2017/1 “Corporate Governance – Banking”. Exceptions are possible if approved by FINMA.
3.2 The BoD shall discharge its responsibilities collectively as a board or through committees elected by the AGM or appointed by the BoD respectively from among its members.
3.3 The BoD appoints a Chairman and one or two vice-chairs as well as the chairs of the BoD committees from among its members for a term until the end of the next AGM.
3.4 The BoD shall designate one or more Secretaries who need not be a member of the BoD.
3.5 A member of the BoD shall generally retire at the AGM of the year in which he has been serving on the BoD for 12 years. Under certain circumstances, the BoD may extend the limit of terms of office for a particular member of the BoD for a maximum of three years.
3.6 Otherwise, the BoD shall organize itself.
4. Chairman
4.1 The Chairman – or in his absence one of the vice-chairs – presides over the meetings of the BoD. The Chairman shall prepare an agenda in advance of each meeting in coordination with the CEO.
4.2 The Chairman co-ordinates the work of the BoD and the committees and ensures that the BoD members are provided with timely information relevant for appropriately performing their duties and responsibilities.
4.3 The Chairman leads the preparations of the AGM and oversees the implementation of the resolutions taken by shareholders.
4.4 The Chairman challenges and supports the CEO and the ExB in developing the strategic business plans and financial objectives within the remit of the CS Entities. The Chairman is also actively involved in establishing succession plans for the CEO and other key management positions. Within the scope of his duties of overall direction and supervision, the Chairman may attend meetings of the ExB, however not on a regular basis, but has no voting rights.
4.5 The Chairman represents CS and the BoD to shareholders, clients, employees, and other stakeholders of CS.
4.6 The Chairman is supported by the Chairman’s Office whose composition, duties and responsibilities he determines as deemed appropriate.

5. Responsibilities and authorities
5.1 The BoD shall be responsible for the overall direction, supervision and control of CS and its management. In particular, taking into account the Group’s strategy and interests, the members of the BoD shall jointly discharge the following actions:
5.1.1 determine the principal organization and governance within the remit of the CS Entities;
5.1.2 establish general accounting, financial control and planning principles and policies;
5.1.3 prepare and approve the annual report, annual financial statements and the agenda of the AGM including the proposal by the BoD;
5.1.4 appoint or dismiss the CEO and the members of the ExB and grant them collective signing authority, exercisable jointly by two, for CS;
5.1.5 appoint or dismiss the Head of Internal Audit as well as appoint the regulatory auditor upon proposal by the AC;
5.1.6 approve the principles for the business policy, the objectives, the strategy, the annual business and financial plans including the principal risk management strategy for the business activities;
5.1.7 approve the risk management framework, annual risk appetite and the overall risk limits, including appetites for the strategic risk objectives, as well as specific appetites covering financial and non-financial risk;
5.1.8 approve the capital and liquidity planning, the liquidity risk limits, the liquidity management strategies and key liquidity policies including the CS AG part of the Group Contingency Funding Plan;
5.1.9 perform and document a systematic risk analysis as the basis for an appropriate ICS and regularly review its appropriateness and efficiency;
5.1.10 supervise the implementation of appropriate processes and measures designed to ensure that employees on all levels are aware of and understand their responsibilities and tasks with regard to ICS processes;
5.1.11 approve any material changes to the compensation strategy and principles, within the parameters set by the Group;
5.1.12 within the parameters set by the Group, approve the aggregate total compensation of the ExB and approve the compensation/fee framework for independent BoD members;
5.1.13 set the individual total compensation of the ExB members within the framework of the overall amounts in accordance with section 5.1.12 above and assess the CEO’s performance within the parameters set by the Group;
5.1.14 approve the final annual performance award pool within the parameters set by the Group;
5.1.15 appoint or dismiss the chair and the members of the BoD of the Major Subsidiaries and other subsidiaries of strategic importance of CS, subject to local law and regulations. Guidelines for the nomination process shall be set forth in a policy;
5.1.16 approve the Recovery and Resolution Plans of CS and the Major Subsidiaries in accordance with regulatory requirements; and
5.1.17 approve actions and transactions and receive reports in accordance with Annex A.

6. Monitoring, access to information, reports
6.1 The BoD shall monitor that the CEO and the ExB pursue the business policy and strategy effectively and in accordance with all applicable laws, the AoA, the Group Code of Conduct and Ethics and all additional internal regulations, and ensure compliance with applicable laws, rules and regulations.
6.2 The members of the BoD shall have access to all information concerning the CS Entities as far as necessary to fulfil their duties as a BoD member. The Chairman approves requests made by a member of the BoD to review internal documents outside a BoD or committee meeting. BoD members with functional duties may review any internal documents at any time without the approval of the Chairman, if needed to fulfil their functional duties.
6.3 The BoD shall receive the following reports:
6.3.1 risk reports at least on a quarterly basis providing an overview on key changes in the risk profile;
6.3.2 monthly financial reports providing an overview on the financial performance (overall and on a divisional and regional basis), liquidity and capital adequacy;
6.3.3 regulatory reports, including the quarterly large exposure report, the annual regulatory audit results issued by the external auditor, and reports on significant other regulatory issues (as soon as practicable);
6.3.4 annual Comprehensive Auditor’s Report issued by the external auditor providing a summary of findings from the annual financial audit of CS;
6.3.5 annual Compliance Report and the ICS Report;
6.3.6 periodic reports on significant human resources matters;
6.3.7 other reports on material extraordinary events and actions taken as soon as practicable; and
6.3.8 all information of Major Subsidiaries as requested.
6.4 The Chairman may request additional reports as deemed appropriate.
7. Committees
7.1 The BoD establishes the following regular committees composed by the members of the BoD and approves their charters:
(i) the Governance, Nominations and Compensation Committee
(ii) the Audit Committee
(iii) the Risk Committee
The charters of the committees listed above, detailing the specific responsibilities and authorities delegated to the respective committees, can be found in Annex C.
The BoD may establish such other committees with such other charters as the BoD deems appropriate.
7.2 Each committee must have at least three committee members and at least a majority of committee members must be present to have a quorum.

7.3 The members of the committees are appointed by the BoD at its constitutive meeting for a term until the end of the next AGM. Should the office of a member of a committee become vacant, the BoD may appoint a replacement from among its members for the remaining term of office. The committees shall organize themselves according to their charters.
7.4 The chairs of the committees shall regularly inform the BoD on material matters discussed at the committee meetings.

III. Management organization
8. General provisions
8.1 The ExB shall have the overall responsibility for the operational management within the remit of the CS Entities.
8.2 The businesses of the CS Entities are managed through the Divisions. They are supported by designated Corporate Functions, which provide products, infrastructure and services to the Divisions, as well as perform control activities, independent from the Divisions. The Regions reinforce the CS Entities’ integrated model of global businesses and support the Divisions and Corporate Functions across the various businesses, in particular in terms of market, client and talent development. In addition, the Regions oversee the legal entities and, in close coordination with the Group, maintain the relationship with the regulators. The Divisions and Regions coordinate their activities in collaboration with the Corporate Functions where appropriate.
9. Chief Executive Officer
9.1 The CEO shall after consultation with and approval by the Group be appointed by the BoD and may not be a member of the BoD.
9.2 The CEO acts in accordance with the Group’s strategies, objectives and guidelines and shall, in particular, have the following authorities and responsibilities with the right to delegate the performance and implementation of such authorities and responsibilities further:
9.2.1 designate, upon consultation with and approval by the Chairman, a deputy who shall exercise all responsibilities and authorities in case the CEO may not be able to exercise his function;
9.2.2 establish a management organization that avoids the creation or appearance of conflicts of interests and enables the CS Entities to effectively operate its businesses as one economic unit in accordance with the strategy approved by the Group and the BoD. In particular, he shall establish a risk management function, a legal function and a compliance function independent from any business line;
9.2.3 issue policies necessary for the management and operation of the CS Entities, to the extent that this is not the responsibility of the BoD;
9.2.4 supervise the business activities and be responsible for the implementation of resolutions of the BoD and its committees;
9.2.5 oversee the management of the Division NCL;
9.2.6 facilitate the integration of CS Entities in the Group and oversee the cost transformation programs;
9.2.7 oversee the management of the CS Corporate Services including Security Services as well as of the functions Global Sustainability, Global Marketing, Corporate Communications and Cross-Divisional Operations within the remit of CS Entities;
9.2.8 approve actions and transactions and receive reports in line with Annex A; and
9.2.9 ensure that the reporting duties to the BoD and its committees as stipulated in this OGR as well as the applicable committee charters are fulfilled.

10. Executive Board
10.1 The ExB members act in accordance with the Group’s strategies, objectives and guidelines and after consultation and approval of the Group are appointed by the BoD. In general, the ExB is composed of the Divisional CEOs, the Regional CEOs and the heads of the Corporate Functions. The CEO shall act as the chair of the ExB. Otherwise, the ExB shall organize itself.
All ExB members mentioned in sections IV., V., and VI. of this OGR will be appointed by the BoD and report to both the CEO of CS and their respective Group Executive Board member.
10.2 The CEO shall have a right to veto any decision taken by the ExB. He shall inform the Chairman on any such vetoes.
10.3 The ExB shall, in particular, have the following authorities and responsibilities:
10.3.1 regularly review and co-ordinate significant initiatives, projects and business developments in and across the Divisions, Regions and Corporate Functions and reconcile any issues;
10.3.2 regularly review the consolidated and divisional financial performance;
10.3.3 act in accordance with the Group’s strategies, objectives and guidelines and develop annually the strategic business plans, performance targets and budgets, including resource allocation, for the CS Entities, as well as the Divisions and the Regions, subject to approval by the BoD, and implement such plans;
10.3.4 grant corporate titles for CS (as part of the promotion process) in line with section 35;
10.3.5 in accordance with the Group’s strategies, objectives and guidelines approve the annual capital expenditure plan and establish the approval authorities for investments within the approved plan as well as extraordinary investments in line with section 15 of Annex A for CS Entities;
10.3.6 when in accordance with the Group’s strategies, objectives and guidelines approve key policies for the CS Entities;
10.3.7 after consultation with the Group appoint the CS Entities’ representatives in important commissions or organizations; and
10.3.8 approve actions and transactions and receive reports in line with Annex A.
10.4 Any member of the ExB must notify the CEO promptly and the ExB at the next opportunity of any extraordinary events or risks occurring in the course of ongoing business activities.
10.5 All board and similar mandates, held by a member of the ExB by virtue of that member’s office, shall be relinquished upon termination of service within the remit of the CS Entities, unless otherwise determined by the GNCC in consultation with the CEO.
11. ExB committees
11.1 The ExB establishes the following regular committees and approves their Terms of Reference:
(i) the ExB RMC; and
(ii) the VARMC.

12. ExB Risk Management Committee
12.1 The ExB RMC shall consist of the members of the ExB and such other members as the CEO shall appoint. The CEO, CRO and CCO shall serve as co-chairs. Each of the co-chairs shall have a right to veto any decision taken by the ExB RMC individually and shall inform the RC chair on the respective matter in the event such veto is used. The ExB RMC shall generally meet on a monthly basis. Otherwise, the ExB RMC shall organize itself.
12.2 The ExB RMC may establish sub-committees to monitor specific risks or sub-committees within Divisions, Regions or CS Entities and may delegate relevant authorities to these sub-committees as required. Such sub-committees inform the ExB RMC on a regular basis.
12.3 The ExB RMC shall approve actions and transactions and receive reports in line with Annex A.
12.4 The ExB RMC shall approve all risk limit applications requiring final approval by the RC or the BoD.
12.5 The ExB RMC acts in accordance with the Group’s strategies, objectives and guidelines and shall, in particular, have the following authorities and responsibilities:
12.5.1 steer and monitor the development and execution of CS’ risk management strategy with regard to the CS Entities and CS AG Parent, in line with the risk management framework approved by the BoD;
12.5.2 review and approve risk appetite under ExB RMC authority, including CS AG Parent, and recommend approvals to the BoD. This covers financial and non-financial risks;
12.5.3 monitor risk appetite metrics, including limit breaches and remediation;
12.5.4 monitor and review the aggregate and top risk exposures as well as risk concentrations;
12.5.5 review the CS Entities’ key businesses with focus on key risks and mitigation and monitor and review key risk trends and emerging risks;
12.5.6 govern CS Treasury specific responsibilities, including CS Treasury limit adherence, execution oversight and plans for balance sheet, capital, liquidity & funding and contingency funding.
12.5.7 review and assess the ICS;
12.5.8 review relevant regulatory developments, commitments, compliance and remediation; and
12.5.9 review and resolve risk escalations from any ExB RMC sub-committee or any ExB RMC member and escalate risk issues requiring additional oversight to the responsible BoD committee or to the full BoD.
13. Valuation Risk Management Committee
13.1 The CEO shall appoint a minimum of five members from the ExB and senior management to form the VARMC. The CFO shall generally be appointed as a member and chair the VARMC. Otherwise, the VARMC shall organize itself.
13.2 The VARMC acts in accordance with the Group’s strategies, objectives and guidelines and shall, in particular, have the following delegable authorities and responsibilities:
13.2.1 approve key valuation policies and frameworks, inventory valuations, valuation risk-related threshold, as well as take global decisions for issue resolution, escalations and global synergies.

14. Other Committees
14.1 The CEO may establish further ExB committees if deemed appropriate.

IV. Corporate Functions
15. General provisions
15.1 While the Divisions and Regions remain responsible for certain critical operational functions, the Corporate Functions within the remit of CS Entities are consolidated at CS level.
15.2 The CEO allocates the management of such consolidated Corporate Functions of CS Entities to  the CFO, the GC, the CRO, the CCO, the CTO and the Global Head of People.
15.3 The CFO, the GC, the CRO, the CCO, the CTO and the Global Head of People shall, provided they are acting in accordance with the Group’s strategies, objectives and guidelines, have the authority to issue policies for their respective functions as well as for areas where the execution of specific duties within their functions is allocated to the Divisions or Regions.
15.4 The CEO may designate other Corporate Functions and appoint the heads of such Corporate Functions.
16. Chief Financial Officer
16.1 After consultation and approval of the Group, the CFO shall be appointed by the BoD and shall report directly to the CEO.
16.2 The CFO acts in accordance with the Group’s strategies, objectives and guidelines and shall, in particular, have the following authorities and responsibilities (“CFO duties”), with the right to delegate the performance and implementation of such CFO duties further:
16.2.1 establish an organizational basis to manage all financial matters within the remit of CS Entities, as well as all other business areas allocated to the CFO;
16.2.2 establish a controlling, accounting, product control, tax and treasury;
16.2.3 within the remit of CS Entities ensure transparent and timely financial reporting (accounting policies, statutory and consolidated financial statements) internally with the Group as well as to the public and regulators in line with legal and regulatory requirements as well as best practice;
16.2.4 ensure together with the GC, CRO and CCO that all regulatory reports are filed on a timely basis;
16.2.5 manage regulatory and business liquidity and capital adequacy within the general bands set by the regulators, the BoD and the ExB RMC;
16.2.6 approve actions and transactions and receive reports in line with Annex A;
16.2.7 appoint and oversee the Divisional and Regional CFOs; and
16.2.8 execute other responsibilities delegated by the BoD or the CEO.

17. General Counsel
17.1 After consultation and approval of the Group, the GC shall be appointed by the BoD and shall report directly to the CEO.
17.2 The GC shall have all necessary authorities for legal matters within the remit of CS Entities. In particular, the GC acts in accordance with the Group’s strategies, objectives and guidelines and shall have the following authorities and responsibilities (“GC duties”), with the right to delegate the performance and implementation of such GC duties further:
17.2.1 establish an organizational basis for the management of all legal matters of the CS Entities, independent from any business line;
17.2.2 manage the CS Global Litigation and Investigations function, responsible for handling affirmative and defensive civil litigation, arbitrations, and mediations, as well as regulatory and governmental inquiries, investigations and enforcement proceedings and for conducting internal investigations, in conjunction with the CCO Investigations function as deemed appropriate;
17.2.3 in coordination with the Group be responsible for the representation of the CS Entities vis-a-vis regulators and governmental authorities on legal matters;
17.2.4 provide legal advice on regulatory reporting matters working together with the CFO, CCO and CRO to ensure that all regulatory reports are filed on a timely basis;
17.2.5 provide legal advice on license requirements and review of license applications together with the Divisional CEOs, the Regional CEOs, the CCO and CRO;
17.2.6 appoint and oversee the Divisional and Regional GCs; and
17.2.7 execute other responsibilities delegated by the BoD or the CEO.
18. Chief Risk Officer
18.1 After consultation and approval of the Group, the CRO shall be appointed by the BoD and shall report directly to the CEO.
18.2 The CRO acts in accordance with the Group’s strategies, objectives and guidelines and shall, in particular, have the following authorities and responsibilities (“CRO duties”), with the right to delegate the performance and implementation of such CRO duties further:
18.2.1 establish an organizational basis to manage all financial and non-financial risk management matters of the CS Entities;
18.2.2 establish a risk reporting system that ensures, in particular, that relevant information on the risk portfolio is provided to the ExB and the Group on a regular basis;
18.2.3 designate Divisional CROs, who shall have the authority to approve actions and transactions with material impact on global and divisional portfolio limits, in line with the Credit Risk Policy;
18.2.4 in coordination with the Group, represent the CS Entities vis-a-vis the lead regulators in technical risk management related matters;
18.2.5 ensure, together with the CFO, CCO and the GC, that all regulatory reports are filed on a timely basis;
18.2.6 ensure, together with the Divisional CEOs, the Regional CEOs, the CCO and GC, that all license requirements are continuously adhered to;

18.2.7 approve actions and transactions and receive reports in line with Annex A;
18.2.8 facilitate that the risk governance bodies of the Major Subsidiaries determine their respective governance framework for the adoption of global policies within the remit of CS Entities and for the issuance of subsidiary specific policies; and
18.2.9 execute other responsibilities delegated by the BoD or the CEO.
19. Chief Compliance Officer
19.1 After consultation and approval of the Group, the CCO shall be appointed by the BoD and shall report directly to the CEO.
19.2 The CCO acts in accordance with the Group’s strategies, objectives and guidelines and shall, in particular, have the following authorities and responsibilities (“CCO duties”) with the right to delegate the performance and implementation of such CCO duties further:
19.2.1 establish an organizational basis to manage all compliance matters of the CS Entities independent from any business line;
19.2.2 establish a compliance reporting system that ensures that relevant information on compliance matters is provided to the ExB on a regular basis;
19.2.3 set global compliance standards, frameworks and policies, and oversee global compliance programs and compliance risk monitoring;
19.2.4 be responsible for the new business process and policy;
19.2.5 ensure, together with the CFO, CRO and the GC that all regulatory reports are filed on a timely basis;
19.2.6 ensure together with the Divisional CEOs, the Regional CEOs, CRO and GC that all license requirements are continuously adhered to;
19.2.7 execute other responsibilities delegated by the BoD or the CEO.
20. Chief Technology Officer
20.1 After consultation and approval of the Group, the CTO shall be appointed by the BoD and shall report directly to the CEO.
20.2 The CTO acts in accordance with the Group’s strategies, objectives and guidelines and shall, in particular, have the following authorities and responsibilities (“CTO duties”), with the right to delegate the performance and implementation of such CTO duties further:
20.2.1 establish an organizational basis to manage technology matters within the remit of CS Entities;
20.2.2 maintain technology infrastructure and solutions to support business operations of the CS Entities;
20.2.3 manage and deploy information security services and solutions, including cyber security services;
20.2.4 be responsible for enterprise resilience; and
20.2.5 execute other responsibilities delegated by the BoD or the CEO.

21. Global Head of People
21.1 After consultation with and approval of the Group, the Global Head of People shall be appointed by the BoD and shall report directly to the CEO.
21.2 The Global Head of People acts in accordance with the Group’s strategies, objectives and guidelines and shall, in particular, have the following authorities and responsibilities (“People duties”), with the right to delegate the performance and implementation of such People duties further:
21.2.1 establish an organizational basis to manage all People matters within the remit of the CS Entities as well as other business areas allocated to the Global Head of People;
21.2.2 be responsible, together with the Divisional CEOs, the Regional CEOs and heads of the Corporate Functions, for the implementation of all Group policies related to People within the remit of CS Entities (including the Group-wide disciplinary framework), as well as to ensure ethical values and professional standards (Group Code of Conduct and Ethics);
21.2.3 appoint and oversee the Divisional and Regional Heads of People; and
21.2.4 execute other responsibilities delegated by the BoD or the CEO.

V. Divisions
22. General provisions
22.1 While the CEO and the members of the ExB have the overall management responsibility within the remit of CS Entities as a whole, the responsibility for the operational management of the Divisions and the CS Entities, for which the management has been allocated to the Divisions, lies with the Divisional CEOs.
22.2 The Divisional CEOs shall establish for their Divisions their own MF. They shall be responsible for establishing an efficient organizational and management structure in the Division. The Divisional CEO consults with the ExB and the Group prior to making significant changes to the organizational and management structure in the Divisions.
23. Divisional Chief Executive Officers
23.1 After consultation with and approval of the Group, the Divisional CEOs shall be appointed by the BoD and report directly to the CEO.
23.2 The Divisional CEOs shall be responsible for the operational management of the businesses, operations and CS Entities allocated to their Division. They shall act in accordance with the Group’s strategies, objectives and guidelines and in particular have the following authorities and responsibilities (’Divisional CEOs duties’) with the right to delegate the performance and implementation of such Divisional CEOs duties further:
23.2.1 establish an adequate organizational basis to manage the divisional businesses, divisionally aligned operations and CS Entities allocated to such Division;
23.2.2 appoint the managers of the Divisional business areas;
23.2.3 receive reports and manage matters escalated from the Divisional business areas;
23.2.4 issue policies, in coordination with the CCO, necessary for the management and operation of the Division, to the extent that it is not the responsibility of the BoD, the CEO or the ExB;
23.2.5 actively co-ordinate business activities with the other Divisional CEOs, the responsible Regional CEOs and the responsible Business Heads;
23.2.6 in close coordination with the Group represent the CS Entities allocated to their Divisions vis-a-vis regulators and authorities;
23.2.7 ensure, together with the GC, the CCO, the CRO and the responsible Regional CEOs that all license requirements are continuously adhered to; and
23.2.8 execute other responsibilities and authorities delegated by the BoD or the CEO.

24. Divisional Management Forum
24.1 The Divisional MF shall consist of the Divisional CEO and other members from Divisional management appointed by the Divisional CEO upon consultation with and approval by the CEO. The Divisional CEO shall act as the chair of the MF. Otherwise, the MF shall organize itself.
24.2 The Divisional MF acts in accordance with the Group’s strategies, objectives and guidelines and shall, in particular, have the following delegable authorities and responsibilities:
24.2.1 regularly review and co-ordinate significant initiatives, projects, and business developments in the Divisions and efficiently reconcile any arising issues; and
24.2.2 develop the Divisional strategic business plan and budget for approval by the ExB.
24.3 Any MF member must notify the Divisional CEO promptly and the MF at the next opportunity of any extraordinary risks occurring in the course of ongoing business activities.
25. Divisional Risk Management Forum
25.1 The Divisional CEO shall establish a Divisional RMF for his area of responsibilities, which shall consist of the Divisional Head, members from the Divisional MF, selected members of senior management as well as representatives from relevant Regions and Corporate Functions. The Divisional RMF may hold meetings jointly with other Divisional RMFs and/or Risk Management Committees of the Major Subsidiaries. Other than that, the Divisional RMF may organize itself.
25.2 The Divisional RMF acts in accordance with the Group’s strategies, objectives and guidelines and shall, in particular, have the following delegable authorities and responsibilities:
25.2.1 regularly review and discuss Division specific market and credit risk matters;
25.2.2 perform tasks delegated to it by the ExB RMC;
25.2.3 set limits to control or cap businesses as appropriate;
25.2.4 regularly review and discuss Division specific operational risks, legal and compliance issues and internal control matters if these tasks are not performed by another Divisional management body;
25.2.5 ensure that significant Divisional risks are escalated to the ExB RMC or other bodies at CS level as appropriate.

VI. Regional management
26. General provisions
26.1 Each of the four geographic Regions (Switzerland, EMEA, APAC, Americas) is led by a Regional CEO. Given the particular position as home market of CS, supplementary regulations may be set forth for the Region Switzerland, which may also deviate from the following regulations. They need to be approved by the ExB and be in accordance with the Group’s strategies, objectives and guidelines.
26.2 The Regional CEOs are responsible for an efficient management structure and governance in the Region, The Regional CEOs consult with the ExB and the Group prior to making significant changes to the organizational and management structure in the Regions.
27. Regional Chief Executive Officers
27.1 After consultation with and approval of the Group, the Regional CEOs shall be appointed by the BoD and shall report directly to the CEO.
27.2 The Regional CEOs act in accordance with the Group’s strategies, objectives and guidelines and shall, in particular, have the following authorities and responsibilities (“Regional CEO duties”) as it relates to their Region with the right to delegate the performance and implementation of such Regional CEO duties further:
27.2.1 be responsible for the management of the Region and establish an appropriate management structure and governance for their Region by leveraging and enhancing existing divisional governance as required;
27.2.2 be informed in a timely manner on any activities, issues and key risk topics that may give rise to actual or potential material concerns and further escalate as required;
27.2.3 foster the business development of the CS Entities in their Region by driving and coordinating cross-divisional collaboration as well as by fostering business growth and key client coverage in their Region;
27.2.4 in close coordination with the Group represent the CS Entities vis-a-vis regulators and authorities in their Regions; and
27.2.5 ensure, together with the GC, the CCO, the CRO and the responsible Divisional CEOs that all license requirements are continuously adhered to.

VII. Governance of CS Entities
28. General provisions
28.1 Governance of CS Entities is based on the principles of consolidated supervision of the Group and an integrated oversight and management structure with global scope.
28.2 Subject to the applicable local laws, regulations and best practice standards, directors and officers of CS Entities are bound to ensure transparency and collaboration throughout the Group, in particular through the appropriate flow of information and cooperation within and across all business and organizational structures.
29. Major Subsidiaries governance
29.1 Each Major Subsidiary shall have its own governance documents. These shall comply with all applicable local law and regulations and, to the extent possible, be consistent with the Group’s entity governance framework as well as the Group’s strategies, objectives and guidelines.
29.2 In order to ensure a transparent flow of information, meeting documentation and other information prepared for management purposes of Major Subsidiaries shall be shared with the supervisory and management bodies of CS and the Group.
29.3 Further, the management of CS as well as the Group shall be informed about any material matter of a Major Subsidiary. Prior to a substantial decision of a Major Subsidiary, the management of CS and the Group shall be consulted at the earliest opportunity as specified by the governance documents of the relevant subsidiary.
30. Branch governance of CS Entities
30.1 The Divisional CEOs, in consultation with the relevant Regional CEOs, shall determine the governance and oversee the management of the branches and representative offices allocated to their Division, in line with applicable legal and regulatory requirements as well as with the Group’s strategies, objectives and guidelines.

VIII. Internal Audit
31. Internal Audit
31.1 IA shall systematically, objectively and independently assess whether major risks are appropriately identified and managed, the ICS is effective, the governance processes established ensure compliance with applicable policies, laws and regulations, and management performs efficient monitoring and oversight.
31.2 IA is mandated by and reports to the AC. The Head of IA shall report directly to the Chair of the AC. The Head of IA shall have unrestricted access to all information and all employees as it is required to perform his tasks within the remit of CS Entities.
31.3 The Head of IA shall be appointed by the BoD upon proposal by the AC and upon consultation by the GNCC.
31.4 The authorities and responsibilities as well as the working procedures of IA shall be outlined in the charter of the AC and the Regulations for IA as adopted by the AC.
31.5 IA shall prepare its reports independently. The reports shall be distributed to the Group as well as executive bodies and ExB members as set forth in the Regulations for IA.
31.6 As set forth in the charter of the AC and in the Regulations for IA, IA shall regularly submit reports to the AC on significant findings, the achievement of its annual audit objectives, and other matters as deemed appropriate.
31.7 Any member of the ExB may submit a request to the Chair of the AC or, in his absence, to the Chairman, for IA to carry out a special project or investigation.

IX. Special provisions
32. Conflicts of interest
32.1 The members of the BoD, the ExB, the Divisional MFs, the MFs of the Corporate Functions and all committees named herein are obliged to preserve the interests of the CS Entities.
32.2 Conflicts of interest of a personal nature, private or professional, potential conflicts of interest and even the appearance of conflicts of interest should be avoided. Any conflicts of interest with respect to a particular transaction, including conflicts of interest of persons or companies with whom the member has close personal relations, should be disclosed to the chair of the relevant body prior to the resolution process for such transaction. The affected member shall not become involved in the resolution process for such transaction.
32.3 With respect to conflicts of interest arising because a member of a body is also a member of another body or company within the Group, which is involved or affected by the transaction or matter to be decided, the following principles shall apply:
32.3.1 the member concerned shall disclose the conflict of interest and a personal assessment thereof in advance to the chair of the relevant body and subsequently to that body itself unless this is obvious;
32.3.2 the relevant body shall take the interest of the other body or company into consideration and make reasonable efforts to find a solution that aligns the common interests of both bodies or companies as much as possible; and
32.3.3 if no solution according to section 34.3.2 above can be found, the conflicted member shall generally abstain from voting.
33. Signing authorities and titles
33.1 Corporate titles in the remit of CS Entities and signing authority on behalf of CS:
33.1.1 the BoD appoints the CEO and the members of the ExB and grants them full signing authority exercisable jointly by two;
33.1.2 the ExB promotes MDR, MDA, DIR, VP, AVP, ASO and ANL;
33.1.3 the BoD designates certain deputies to be authorized to grant and revoke signing authorities. The deputies may grant and revoke joint signing authority for MDR, MDA, DIR and VP in line with the AoA of CS;
33.1.4 the deputies may grant and revoke joint power of procuration (dual authorization) (i.e. Prokura according to Art 458ff of the Swiss Code of Obligations) for AVP, ASO and ANL in line with the AoA of CS;
33.1.5 the deputies may grant and revoke limited signing authority (dual authorization) in the form of a commercial mandate (i.e. Handlungsvollmacht according to Art 462 of the Swiss Code of Obligation) for employees without a corporate title; and
33.1.6 the BoD may establish policies to further detail signing authorities.

33.2 Functional titles:
33.2.1 the ExB shall establish a policy to guide the use of functional titles within the remit of CS Entities.
34. Meetings and minutes
34.1 Meetings of the BoD and its Committees:
34.1.1 the BoD shall hold at least six ordinary meetings per year. The frequency of the meetings of the committees of the BoD shall be defined in the charter of the respective committee;
34.1.2 extraordinary meetings of the BoD and its committees shall be held upon request by the chair of the respective body or any other member;
34.1.3 the meetings shall be called by the respective chair; sufficient notice of meetings shall be given prior to the meeting date and shall contain the items on the agenda;
34.1.4 the BoD and each committee shall designate a secretary who need not be a member of such body;
34.1.5 preparatory documents for the meeting shall be made available in a timely manner. In principle, business matters asking for a formal decision may not be decided upon without advance documentation;
34.1.6 the respective chair shall decide as to the attendance of ExB members and senior management members at meetings;
34.1.7 subject to statutory provisions to the contrary, the majority of the members of the respective body must be present for the purpose of passing resolutions. Participation via telephone or video-conference is permitted and deemed as attendance, whereby personal presence is preferred;
34.1.8 a majority of the members of the BoD must be present in order to pass resolutions. The majority of the votes of the members present shall be necessary to pass a resolution. In the event of deadlock, the chair of the meeting shall cast the deciding vote;
34.1.9 resolutions of the BoD or a committee may also be passed by way of written consent (also by email or other electronic means) provided the text of the resolution is sent to all members of the respective body and provided that a majority of the members cast a vote. The procedure for circular resolutions should be restricted to the following cases: administrative and routine matters, matters of increased urgency, and matters with respect to which the core content has already been discussed by the BoD. Any member shall have the right to request, within the period stipulated for the vote, that the matter be discussed in a meeting;
34.1.10 the minutes of the BoD and its committees shall document all decisions made and reflect in a general matter the considerations made which led to the decisions taken;
34.1.11 the minutes of the BoD and its committees shall be signed by the chair and the secretary of the respective body. They shall be made available for review prior to the next meeting and approved thereat.
34.2 Meetings of ExB and other bodies reflected in the OGR:
34.2.1 the CEO and the respective chair determine the frequency of meetings of the ExB and other bodies reflected in this OGR;

34.2.2 the minutes of the ExB and other bodies reflected in the OGR shall document all decisions made and generally reflect the considerations made which led to the decisions taken;
34.2.3 otherwise the rules set out above for the meetings of the BoD and its committees shall in analogy be applicable to the meetings of the ExB and other bodies reflected in the OGR;
34.2.4 a majority of the members of the ExB and its committees must be present in order to pass resolutions. The majority of the votes of the members present shall be necessary to pass a resolution.
35. Financial year
35.1 The financial year is identical with the calendar year (1st of January until 31st of December).
36. Share register
36.1 The BoD Secretary maintains a shareholders’ register of the registered shares, in which the names and addresses of the owners and beneficiaries are entered.

Annex A – Approval authorities
The UBS Group AG Organizational Regulations, including the Group’s Key Approval Authorities, must be applied by the CS Entities and their governing bodies in addition to this Annex, to the extent that they do not conflict with applicable legal provisions, rules and regulations. The powers contained in this annex must be exercised within the parameters set by the Group.
I. Authority for credit transactions and credit limits
1. General provisions
1.1 The management of credit risk is a joint responsibility between the Divisions and the CRO. The ultimate credit risk decision generally lies with the CRO. After credit assessment and endorsement by the respective front management, all credit exposures require approval under the authorities designated by the CRO, and the Divisional CROs (subject to the provisions set out below). The CRO can delegate authorities for the approval of credit transactions with fully standardized approval procedures to defined individuals from the front organization.
1.2 The CRO establishes and approves the Global Credit Risk Policy. The CRO details the Global Credit Risk Policy further by establishing sub-policies.
1.3 All loans and other credit limits must be approved and documented and periodically reviewed in an independent credit review process in accordance with the policies set forth by the CRO.
1.4 The total credit limit for a client, or in the case of client groups, the aggregate of all total credit limits or transactions is relevant for the determination of the approval authority. This does not apply to credit transactions for which CRO sets up fully standardized procedures for approval by representatives of the relevant front organization.
2. Approval authorities
2.1 The CRO has approval authority up to USD 2bn for underwritings and USD 2.4bn final hold for IG and USD 1.2bn for underwritings and USD 0.6bn final hold for NIG. Credit limits and underwritings exceeding these thresholds require additional prior approval by the UBS Group CRO.
2.2 The CRO shall establish a policy outlining the approval limits to be delegated. The CRO approves the authority levels for the Divisional CROs. The policy shall also regulate the approval authorities establishing provision on credit positions, other actions in connection with credit recovery situations, temporary limit excesses and account overdrafts.
2.3 Any transaction which results in a counterparty exposure exceeding 25% of the available CET1 capital is subject to review by the CFO.
2.4 The anticipated hold level for underwritings is generally to be achieved within 90 days but may vary depending on the nature of the transaction. During a prescribed period, underwriting positions may be exempt from certain limits if approved by the ExB RMC or its delegates.
2.5 The BoD RC may temporarily approve higher approval authorities.

2.6 Subject to the endorsement by the CRO, the Divisional CROs shall establish, in accordance with section 1.2 of Annex A, the authority for approving urgent credit transactions.
II. Authority for country risk appetites
3. Approval authorities
3.1 For all countries where CS has relevant country position risk exposures, approval authority holders shall review and approve country risk appetites at least on an annual basis.
III. Trading activities
4. Trading activities
4.1 The ExB RMC may establish trading risk and position limits for the Divisions and the Major Subsidiaries within the remit of the CS Entities and may delegate the monitoring of such limits as appropriate.
4.2 The ExB RMC shall ensure that appropriate approval processes for transactions executed under these trading risk limits are established.
4.3 The CRO may approve temporary excesses of any trading risk and position limit up to a maximum of 10% until the next ExB RMC meeting, with immediate notice to the CEO, and with information to the ExB RMC and the BoD at its next meeting.
4.4 The CRO signs off on the incremental risk associated with excesses of ExB RMC limits and approves the remediation plan with immediate notice to the CEO and subsequent information to the ExB RMC and the BoD at the next opportunity.
IV. Illiquid investments
5. General provisions
5.1 The illiquid investment limit covers transactions which due to their characteristics and risk profile are not subject to ExB RMC approved processes for trading activities outlined in section III of Annex A and are not subject to the approval authorities outlined in section V of Annex A.
5.2 The illiquid investment limit covers in particular seed money investments, private equity investments, including investments in portfolio companies and funds, and other illiquid investments, as well as investments pursued for bank strategic reasons, which are subject to section V of Annex A.

6. Approval authorities
6.1 The illiquid investment limit is approved by the BoD upon recommendation by the RC.
6.2 The ExB RMC shall allocate the illiquid investment limit to the Divisions in relation to their requirements. It may introduce restrictions to using the limit e.g. in terms of industry or type of business. The ExB RMC receives regular updates on the exposure under the illiquid investment limit.
6.3 The Divisions shall establish a governance model regarding investments under the illiquid investment limit as delegated to them by the ExB RMC. In particular, the Divisions shall establish rules as to approval authorities as well as information and escalation processes.
V. Formations, liquidations, mergers, acquisitions, divestitures, long-term participations and other actions and transactions, legal cases
7. General provisions
7.1 The approval authorities as outlined herein are required for the actions and transactions described in sections 8 to 11a of Annex A. They do not apply to transactions accounted for under the illiquid investment limit or investments made for trading purposes.
7.2 Notwithstanding anything to the contrary in this section V or elsewhere in this OGR, the CFO or his delegate may approve any of the actions or transactions in sections 8 to 11a of Annex A when they are taken or entered into in the context of or incidental to other actions and transactions that were previously approved in accordance with the OGR, with periodic information to the CEO.
7.3 When any approval or denial is given by the CFO’s delegate, he must give regular information to the CFO.
7.4 A “Non-operating CS Entity” is any company that is both (a) not regulated and (b) and has no material contact with third parties. A company that is not a Non-operating CS Entity is an “Operating CS Entity”. “Regulated” means regulated or licensed in any jurisdiction as a bank, securities firm or other financial services provider.
8. Formation and liquidation of CS Entities
8.1 When a CS Entity is directly or indirectly wholly owned by CS or otherwise falls within the remit of the CS Entities and provided the formation or liquidation of the CS Entity will not result in a significant change to the organizational structure of the CS Entities as a whole, the action shall be approved by the CFO or his delegate.
8.2 The formation or liquidation of a Non-operating CS Entity shall be approved by the CFO or his delegate.
8.3 Otherwise the transaction shall be approved in accordance with the approval authorities in section 12 of Annex A, where the relevant total amount of the transaction is,
a) in the case of a formation, the total amount of capital to be initially provided (or anticipated to be provided in the short term) to such subsidiary by CS or one of its subsidiaries; and
b) in the case of a liquidation of a CS Entity, the estimated value of the direct or indirect interest in the CS Entity at the time the determination to liquidate is made.

9. Merger, consolidation or similar transaction; acquisition or divestiture of a CS Entity, interest in a CS Entity or assets constituting a business
9.1 When a transaction is solely carried out among CS Entities, and when such transaction does not result in a significant change to the organizational structure of the CS Entities, the action or transaction shall be approved by the CFO or his delegate.
9.2 When, in connection with the day-to-day management of a line of business, a Non-operating CS Entity is to be merged, consolidated, or be party to a similar transaction with a third party, the action or transaction shall be approved by the CFO or his delegate.
9.3 When, in connection with the day-to-day management of a line of business, a Non-operating CS Entity, an interest in a Non-operating CS Entity or assets constituting a business that is not regulated in the meaning of section 7.4 of Annex A is to be acquired from or divested to a third party, the action or transaction shall be approved by the CFO or his delegate.
9.4 Otherwise the action or transaction shall be approved in accordance with the approval authorities in section 12 of Annex A, where the relevant total amount of the transaction is,
a) in the case of a merger, consolidation or similar transaction, the difference between the estimated value of the resulting merged, consolidated, similarly combined entity or interest in such entity and the estimated value of the CS Entities’ direct or indirect interest in any CS Entity that was a party to such merger, consolidation or similar transaction prior to such transaction; and
b) in the case of an acquisition or divestiture, the estimated value of/price paid for the CS Entity, interest in a CS Entity or assets constituting a business.
10. Acquisition or divestiture of a long-term participation
10.1 A long-term participation is generally an equity investment or equity-like investment (e.g. convertible debt instrument, call options, warrants) (collectively, an “Equity-Like Long-term Participation”) made by a CS Entity for strategic reasons in a third party entity. Thereby it is not relevant whether or not the long-term participation is consolidated within the CS Entities.
10.2 An acquisition or a divestiture of a long-term participation must be approved as follows:
a) When the estimated value of/price paid for the long-term participation being acquired or divested is less than CHF 2m, such transaction shall be approved by the responsible member of a Divisional MF, with information to the Divisional CEOs, the CEO and the CFO.
b) When a) above is inapplicable, a long-term participation is being acquired or divested in connection with the day-to-day management of a business line and such participation is in an entity that (i) is not regulated and (ii) has no material contact with third parties, the transaction shall be approved by the CFO or his delegate.
c) Otherwise the transaction shall be approved in accordance with the approval authorities in section 12 of Annex A, where the relevant total amount of the transaction is the estimated value of/price paid for the long-term participation.
d) In case of an acquisition of an Equity-Like Long-term Participation, such transaction shall be approved according to a), b) or c) above both: (i) at the time of the acquisition of the Equity-Like Long-term Participation; and (ii) at the time it is intended to exercise the Equity-Like Long-term Participation into an equity participation within the meaning of section 10.1 of Annex A.

11. Establishment or closure of branches and representative offices
11.1 The establishment or closure of a branch or a representative office of CS AG shall be approved by the CEO upon consultation with the ExB and the responsible Regional CEO.
11.2 If not explicitly regulated otherwise or governed elsewhere, the establishment or closure of a branch or representative office of any other Operating CS Entity shall be approved by the CFO or his delegate, upon consultation with the responsible Regional CEO and in consideration of the relevant subsidiary specific regulations.
11.3 The establishment or closure of a branch or representative office of a Non-operating CS Entity shall be approved by the CFO or his delegate.
11a. Legal cases
11a.1 Settlements in respect of significant legal proceedings are reviewed by the GC and decided by the ExB where the sum involved is CHF 100m or more. The BoD is informed in accordance with sections 6.3 and 9.2.9 of the OGR. The conclusion of a settlement that has a significant impact on the strategy or reputation of the CS Entities is subject to the approval of the BoD if the sum involved is CHF 250m or more.
12. Approval authorities
12.1 Unless provided otherwise by section V of Annex A, approval authority is governed as follows:
Transaction value	CFO or delegate	CEO	ExB	Chairman	BoD
=/< CHF 50m	D	I	–	–	–
> CHF 50m =/< CHF 100m		D	I	–	–
> CHF 100m =/< CHF 250m			D	C	I
> CHF 250m					D
D = Decision; C = Consultation; I = Information
VI. Reputational risks
13. Reputational risk management
13.1 Reputational risk management shall be regulated in an internal policy.

VII. Financing matters and capital expenditures
14. Financing of CS Entities
14.1 The use of money market instruments and capital market transactions, the issuance and sale of bonds, structured notes and similar securities is governed by an internal policy.
14.2 The conclusion or extension of a loan agreement or a guarantee agreement in connection with a loan agreement of a CS Entity and draw-downs under such agreements are governed by internal policies.
14.3 Issuance of comfort letters, regulatory keep-well letters and similar documents on behalf of CS require approval by the CFO. Issuance of comfort letters, regulatory keep-well letters and similar documents on behalf of CS Entities require approval by the CFO or his delegate.
15. Capital expenditures
15.1 The annual financial planning process for the CS Entities shall include the planning of capital expenditure projects (in particular investments in IT and in CS Entities’ owned real estate) as well as the total financial framework for capital expenditures.
15.2 The ExB shall approve the capital expenditure plan within the remit of the CS Entities. The ExB shall further establish a policy outlining the authority for the approval of individual investments under the approved plan as well as the authority for approval of expenditures outside the approved plan.
15.3 For each project or investment, a written capital expenditure application prepared in accordance with the applicable policies must be submitted for review to the approving member of management or management body.
15.4 The authority for the purchase of real estate at auctions in connection with repossession proceedings against banking clients or the acquisition of such real estate (under such circumstances) shall be determined by the ExB RMC.

Annex B – Corporate bodies

Annex C – Charter of the Committees of the Board of Directors
Introduction
1 Basis and purpose
1.1 Basis
This Committees’ charter is enacted by the BoD pursuant to articles 716–716b CO, FINMA Circular 2017/1, article 6.3 of the AoA and section 7.1 of the CS OGR.
1.2 Purpose
The purpose of this Committees’ charter is to set out the objectives, composition and responsibilities of the permanent BoD Committees, being:
(i) the Governance, Nominations and Compensation Committee;
(ii) the Audit Committee; and
(iii) the Risk Committee.
Membership and constitution
2 Number of Committee members, their independence and knowledge
2.1 Minimum number of Committee members
Each Committee must have at least three Committee members and at least a majority of Committee members must be present to present to have a quorum.
2.2 Independence
Independence is determined in accordance with the FINMA circular 2017/1 “Corporate governance – banks”. Exceptions are possible if approved by FINMA.
Each Committee must consist of members of the BoD who:
(i) with respect to the GNCC and the RC, are independent, in a majority, as defined by section 3.1 of the CS OGR;
(ii) with respect to the AC, are all independent as defined by section 3.1 of the CS OGR; and
(iii) the Chairman shall generally neither be an AC member nor the RC Chair.
2.3 Special rules for GNCC members
The GNCC consists of the Chairman, who shall chair the GNCC, and other members appointed by the BoD.
2.4 Knowledge
Committee members must have the necessary knowledge and experience to fulfill their functions.

2.5 Presence of the Chairman and other BoD members
The Chairman and other BoD members may in consultation with the relevant Committee Chairs, attend the meetings of Committees as non-voting guests.
3 Constitution
3.1 Appointment and removal by the BoD
The Committee Chairs and the Committee members are appointed pursuant to section 7.3 of the CS OGR, and the BoD may remove any Committee member or Committee Chair at any time. Should a vacancy arise on any Committee, even if the minimum number of Committee members pursuant to section 2.1 of this Committees’ charter is still met, the BoD may appoint the missing member from among its members for the remaining term of office.
Responsibilities and authorities
4 Delegation of responsibilities and authorities
4.1 In general
Pursuant to section 7.1 of the CS OGR, the Committees have the responsibilities and authorities set out in this document. Each Committees acts in accordance with the Group’s strategies, objectives and guidelines and all responsibilities and authorities are carried out within the parameters set by the Group.
5 Governance, Nominations and Compensation Committee
5.1 In general
The function of the GNCC is to support the BoD in fulfilling its duties with respect to overseeing the corporate governance and compensation practices of CS, including the organization and composition of the BoD and the selection and nomination of new BoD members, the appointment of new ExB members, and the determination of compensation for CS.
5.2 Responsibilities and authorities
The GNCC’s responsibilities and authorities are to:
(i) Corporate governance:
(a) oversee the maintenance of high standards of corporate governance in line with the Group’s corporate governance and make proposals to the BoD on corporate governance matters;
(b) periodically review the organization and composition of the BoD, including the establishment and dissolution of committees, and propose any changes for approval by the BoD;
(c) ensure the adherence to corporate governance provisions applicable to individual BoD members, including BoD member independence requirements and conflict of interest considerations; and
(d) support and advise the Chairman on the annual self-assessment of the BoD.
(ii) Nominations:
(a) assess candidates for BoD membership, based on an agreed set of criteria and taking into account all applicable laws and provisions, as well as aspects relevant for ensuring an appropriate degree of diversity, and propose candidates for nomination by the BoD;
(b) review and recommend the appointment of the CEO for approval by the BoD; and
(c) review and recommend, upon proposal by the CEO, all significant management appointments for approval by the BoD, in particular appointments to the ExB and, upon proposal by the AC Chair, the appointment of the Head of IA.

(iii) Compensation:
(a) periodically review the compensation strategy and principles and propose any material changes to the BoD for approval;
(b) review the compensation framework and propose its approval to the BoD;
(c) recommend, upon proposal of the CEO, the final annual performance award pool to the BoD for approval;
(d) review the aggregate total compensation of the ExB (including information about the individual compensation for the ExB members);
(e) inform the UBS Group AG Compensation Committee on the CEO’s performance;
(f) propose, upon proposal of the Chairman, the compensation/fee framework for independent BoD members for approval by the BoD;
(g) for employees within CS, approve the total individual compensation for the 50 highest-paid employees whose compensation is based on discretionary elements (excluding ExB members) at the year-end compensation review;
(h) for employees within CS, approve all employees (excluding ExB members) whose compensation is based on discretionary elements with an annual total compensation of USD 5 million or more at the year-end compensation review;
(i) for employees within CS, approve the aggregated and/or total individual compensation of certain employees (including independent control functions), based on regulatory requirements;
(j) annually meet with the RC to ensure that the compensation framework appropriately reflects risk awareness and risk management, as well as appropriate risk-taking; and
(k) provide the BoD with a review of the compensation process on an annual basis.
6 Audit Committee
6.1 In general
The function of the AC is to support the BoD in fulfilling its oversight duties relating to financial reporting and internal controls over financial reporting, the effectiveness of the external and internal audit functions, and the effectiveness of whistleblowing procedures and legal and regulatory matters as relevant.
The AC’s responsibility is one of oversight and review. Management is responsible for the preparation, presentation and integrity of the financial statements, while the external auditors are responsible for auditing financial statements.
The external auditors shall report directly to and are ultimately accountable to the AC and the BoD for their audit of the financial statements.
6.2 Responsibilities and authorities
The AC’s responsibilities and authorities are to:
(i) Financial statements:
(a) draft general guidelines for IA and financial reporting for submission to the BoD;
(b) monitor and assess the integrity of the financial statements and any announcements related to financial performance, including discussion of these topics with the CFO, the lead audit partner, and the Head of IA, and review significant financial reporting judgements contained in them, in addition to related resolutions proposed for the AGM, before recommending the financial statements for approval to the BoD;
(c) advise the BoD on whether the annual report and financial statements, taken as a whole, are fair, balanced and understandable, and provide the information necessary to assess the company’s position and performance, business model and strategy;
(d) review the organization, adequacy and completeness of the financial accounting and reporting processes including CS’ internal control system and procedures as they relate to the integrity of the financial statements, taking into account the reports provided by the management, the external auditors, IA, regulators or other information as determined by the AC to be appropriate;
(e) review management’s SOX 404 report in relation to internal controls over financial reporting;
(f) review significant accounting policies and practices, and compliance with accounting standards; and

(g) review arrangements for compliance with CS’ legal, regulatory and other requirements (including tax matters) as they relate to the integrity of the financial statements or financial reporting.
(ii) External audit:
(a) oversee the relationship with and assess the qualifications, expertise, effectiveness, independence and performance of the external auditors and their lead audit partner; monitor and assess the interaction between the external auditors and IA; and support the BoD in reaching a decision in relation to the appointment, reappointment or dismissal of the external auditors and the rotation of the lead audit partner;
(b) review the external auditors’ annual audit plan, including the scope of the audit and approve the annual aggregate CS audit fees and terms for the planned audit work;
(c) take note of all approved audit and permitted non-audit services provided by the external auditors through periodic reporting by the external auditors to the AC;
(d) obtain periodic, but no less frequent than annual, reports from the external auditors regarding the external auditors’ independence, consider whether the provision of non-audit services is compatible with maintaining the auditors’ independence;
(e) review the required communications to the AC, as well as other significant communication between the external auditors and management, including management’s representation letters provided to the external auditors in conjunction with the audit;
(f) annually review the external auditors’ summary of adjusted and unadjusted differences; and
(g) propose the regulatory auditors for appointment by the BoD and review the regulatory audit plan and the results of regulatory audits, including discussion of the audit reports with the lead audit partner, as well as any other reviews as mandated by regulators.
(iii) Internal audit:
(a) monitor and assess the effectiveness, independence and performance of the Head of IA and the IA function;
(b) submit to the BoD upon consultation with the Head of Group IA of UBS Group AG proposals for the appointment of the Head of IA of CS;
(c) approve IA’s annual audit plan and objectives including subsequent important amendments;
(d) review the annual activity reports, significant audit findings and reports, staffing and budget of IA, as well as monitor IA’s discharge of its annual audit objectives; and
(e) annually approve the IA charter.
(iv) Legal and regulatory matters:
(a) review jointly with the RC reports by the GC on material legal and regulatory enforcement matters including legal matters that may have a significant impact on the financial statements; and
(b) jointly with the RC, review the annual assessment of the adequacy and effectiveness of the ICS and recommend to the BoD, receive regular updates on regulatory remediation activities, as well as material findings from internal and external auditors.
(v) Whistleblowing and investigations:
(a) annually review the effectiveness of the firm’s whistleblowing policies and procedures and ensure that appropriate whistleblowing mechanisms are in place;
(b) review whistleblowing cases and reports on complaints made regarding accounting, auditing or related matters and receive the respective internal investigations reports; and
(c) conduct or direct any investigation, including the retention of external advisors and consultants (at CS’ expense), as it considers necessary to discharge its responsibilities.
(vi) People:
(a) annually provide input on the performance of the CFO, GC, and CRO to the CEO of CS; and
(b) review and make recommendations to the BoD in consultation with the UBS Group CFO regarding decisions relating to the hiring and dismissal of the CFO.

7 Risk Committee
7.1 In general
The function of the RC is to assist the BoD in fulfilling its risk management responsibilities in the areas of financial and non-financial risks (Regulatory, Compliance, Financial Crime, Conduct and Operational risk).
The RC considers the potential effects of the aforementioned risks on CS’ reputation.
7.2 Responsibilities and authorities
The RC’s responsibilities and authorities are to:
(i) Risk Management and Reporting:
(a) discuss the risk policy and the basic features of the firm-wide risk management framework and present relevant recommendations to the BoD;
(b) review and assess the integrity and adequacy of the Risk and Compliance functions, including processes for addressing financial and non-financial risks, within the remit of the CS Entities, including risk management and compliance frameworks and measurement approaches;
(c) review and recommend to the BoD the risk appetite for financial and non-financial risks at the level of the CS Entities, as well as at the level of key businesses;
(d) assess the capital and liquidity planning, review the CS AG part of the Group Contingency Funding Plan and propose to the BoD for approval, and monitor the capital and liquidity position of CS Entities;
(e) review regularly relationships with top clients, major concentrations, and material transactions from a financial and non-financial risk perspective;
(f) review and assess the business continuity management as well as risk and compliance processes and controls with respect to the ICS;
(g) review and assess annually the basic features of the firm-wide risk management framework and ensure that necessary changes are made in line with the particular risk situation;
(h) regularly review the reports on the financial and non-financial risk profile and material matters from the Risk and Compliance functions covering significant CS Entities, businesses of CS Entities, as well as Corporate Functions;
(i) regularly review the progress and effectiveness of the Financial Crime Compliance remediation programs as well as the findings from internal and external audits related to Financial Crime matters; and
(j) monitor the implementation of risk strategies, ensuring in particular that they are in line with the defined risk tolerance and risk limits defined in the risk policy and the basic features of the firm-wide risk management framework.
(ii) Joint reviews with the AC:
(a) review the annual assessment of the adequacy and effectiveness of the ICS and recommend to the BoD;
(b) receive regular updates on legal matters, regulatory remediation activities, as well as material findings from internal and external auditors on financial and non-financial risks.
(iii) Credit Risk Review function:
(a) mandate the Credit Risk Review function; and
(b) review and approve the CRR annual schedule and budget.
(iv) People:
(a) annually meet with the GNCC to ensure that the compensation framework appropriately reflects risk awareness and risk management, as well as appropriate risk-taking;
(b) annually provide input on the performance of the CRO and CCO to the CEO of CS; and
(c) review and make recommendations to the BoD in consultation with the UBS Group CRO and the Group CCGO regarding decisions relating to the hiring and dismissal of the CRO and the CCO.

8 Further responsibilities and authorities
8.1 Further responsibilities and authorities
The BoD may entrust further powers and duties to the Committees by BoD resolution.
9 Delegation to a member or subcommittee
9.1 Further delegation by the Committees
Each Committee may delegate some of its tasks to one of its members or to a subcommittee comprised of two or more of its members. Such delegations shall be recorded in the Committee’s minutes and the Chairman must be informed.
10 Information rights
10.1 Committee Members
The Committee members shall have access to all information concerning CS Entities as far as necessary to fulfil their duties as a Committee member.
10.2 Committee Chairs
In reference to the procedure set out in section 6.2 of the CS OGR, the Committee Chairs and the Vice-Chair(s) may request to review internal documents at any time without the approval of the Chairman necessary to fulfil the respective responsibilities set out in this Committees’ Charter.
In accordance with the procedure set out in section 6.2 of the CS OGR, each Committee may request any relevant information or special reports from any ExB member or IA on matters relating to its respective responsibilities set out in this Committees’ charter.
11 Meeting with third parties
11.1 Meeting with third parties
The Committees may, in performing their duties, take advice from and meet as a body with third parties and may meet with regulators periodically or upon request. The Committee Chair(s) shall inform the Chairman accordingly prior to such advisory and/or meetings taking place.
Meetings and resolutions of the Committees
12 Meetings
12.1 Number of meetings
Each Committee meets as often as its business requires, but at least four times a year for the GNCC, AC and RC.
The GNCC and the RC hold a joint meeting annually and may hold further joint meetings as needed.
The AC and RC regularly hold joint meetings.
12.2 Request, invitation, agenda, notice period, chair, and format
Committee meetings, including joint meetings, are called and held in compliance with the rules set out in the CS OGR (section 34 to be applied mutatis mutandis).

12.3 Presence of ExB and third parties at Committee meetings
Each Committee Chair may, on their own motion or upon request of any Committee member or the Chairman, invite ExB members, as well as other persons, to attend Committee meetings. The CEO will be informed accordingly.
12.4 Special rules for the GNCC
The GNCC normally holds Committee meetings with the participation of the CEO, the Global Head of People, the Head of Performance and Reward and the UBS global Head of Performance and Reward.
12.5 Special rules for the AC
The AC normally holds Committee meetings with the participation of the CEO, CFO, Head of IA, representatives of the external auditors and periodically, only with the participation of the Head of IA, the external auditors, or with members of management, or a combination of any of the aforementioned.
12.6 Special rules for the RC
The RC normally holds Committee meetings with the participation of the CEO, CFO, CRO, CCO, CTO and the Head of IA. Representatives of the external auditors participate (to the extent necessary) in each meeting of the RC.
12.7 Resolutions
Resolutions are passed by an absolute majority of the Committee members present; in case of a tie, the decision is passed on to the Committee Chair in accordance with section 34.1.8 of the CS OGR. Sections 34.1.7 to 34.1.9 of the CS OGR apply mutatis mutandis with regard to circular resolutions.
12.8 Minutes
The minutes of Committee meetings, including joint meetings, must fulfill the conditions set out in sections 34.1.10 and 34.1.11 of the CS OGR. Minutes are made available to the Chairman.
Reporting
13 Regular reporting
13.1 In general
Each Committee Chair ensures that the Chairman and the BoD are kept informed in a timely and appropriate manner. Each Committee Chair (either personally or through another Committee member) regularly reports to the BoD at the BoD meetings on the current activities of their Committee and on important Committee issues, including all matters falling within the duties and responsibilities of the BoD, namely:
(i) proposals for resolutions to be considered, or other action to be taken by the BoD;
(ii) resolutions and decisions made by the Committee and the material considerations that led to such resolutions and decisions; and
(iii) activities and important findings of the Committee.
13.2 Submitting of proposals and recommendations
Proposals and recommendations on matters addressed in the Committees that require approval or another action to be taken by the BoD are to be submitted to the BoD by means of: (i) a separate proposal prepared by management; or (ii) the Committee Chair report to the BoD and reflected in the minutes of the respective BoD meeting accordingly.
13.3 Annual reporting of the Committees
Each Committee annually submits a report to the BoD, detailing the activities of the Committee during the previous twelve months.

Special provisions
14 Confidentiality
14.1 Special rule
The deliberations of the GNCC are handled with the utmost discretion and are to be communicated outside of this Committees only to the extent permitted by the Committee Chair.
15 Self-assessment and adequacy review
15.1 Self-assessment and adequacy review
Each Committee reviews the adequacy of its charter at regular intervals, but at least annually, and recommends to the BoD the approval of the respective charters and any changes considered to be necessary or appropriate.

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